Agreement for Purchase of Corporate Assets

This Agreement for Purchase of Corporate Assets (the “Agreement”) is entered into as of the date entered herein below between LEMAN CARDIOVASCULAR SA (LCV, the “Seller”), a Swiss Société Anonyme and HANCOCK JAFFE LABORATORIES, INC., (HJL, the “Buyer”), a Delaware corporation.

WHEREAS Seller possesses certain Assets, defined herein below, related to a bioprosthetic heart valve, and;

WHEREAS Buyer wishes to acquire Seller’s Assets, and;

WHEREAS Seller and Buyer mutually agree and understand that the Seller shall sell the Assets for a sum solely determined by the buyer and at the Buyer’s discretion;

NOW, THEREFORE the Seller and Buyer (the “Parties”) enter into the following provisions and covenants solely for the purpose of purchase of Seller’s Assets and for no other purpose or other business relationship, association or alliance.

1. Definitions. For purposes of this Agreement, Assets means:

1.1 Any and all documents, intellectual property whether written or real including but not limited to patents, registrations or other assignments related to the Seller’s heart valve bioprostheses. Seller understands and agrees that “heart valve bioprostheses” (the “HVB”) is an encompassing term and represents any and all manners or forms which the asset may have been referred to by Seller;

1.2 Any and all equipment including but not limited to manufacturing, testing and processing equipment and/or materials;

1.3 Any and all components comprising the HVB whether unused or as part of testing procedures;

1.4 Any and all specifications for the design, composition, safety assurance, manufacture, marketing, labeling, packaging and/or quality control of the HVB, including all research and development, processes and fabrication instructions, prototypes and designs including design histories and studies.

1.5 Any and all technological information, trade secrets, developments, discoveries, know-how, methods, techniques, whether or not patented or patentable which Seller owns, possesses or controls and which relate to the design, manufacture, treatment or processing of the HVB.

1.6 Any and all Regulatory filings, permits and/or other documentation related to any recognized regulatory agency and all methodology, documentation or other material related to Quality Assurance and/or Quality Control as they may be related to the development, manufacture and commercialization of the HVB.

2. Sale of Assets. Seller is selling to Buyer and Buyer is buying from Seller the assets defined herein above of the business known as Leman Cardiovascular, SA located at c/o Fiduciaire GRF, Rue de la Gare 13, CH-1110 Morges, Switzerland.

3. Purchase Price. The purchase price for the Assets shall be US$ 1’100’000

4. Schedule of Payments. Within 10 (ten) business days subsequent to the Parties affixing their signatures to this Agreement the Buyer will transfer to the Seller:

4.1 An initial payment of US$ 40’000;

4.2 A payment of US$ 40’000 within 90 (ninety) days subsequent to the date of closing herein below;

4.3 A payment of US$ 60’000 within 180 (one hundred and eighty) days subsequent to the date of the closing herein below, and;

4.4 A payment of US$ 130’000 within 180 (one hundred and eighty) days subsequent to the date of the closing herein below, and;

4.5 A payment of US$ 130’000 within 180 (one hundred and eighty) days subsequent to the date of the closing herein below, and;

4.6 A final payment of US$ 700’000 within 1 (one) year subsequent to the date of the closing herein below.

5. Promissory Note. At closing, Buyer will give Seller a promissory note for the balance of the purchase price. The promissory note will be signed by Buyer. The promissory note will contain the following terms:

5.1 The unpaid balance less the payment at closing under Section 4.1 herein above.

5.2 A schedule of payments as stipulated in sections 4.2 and 4.3 herein above, and;

5.2 The date by which the entire amount of the balance will be paid in full.

6. Seller’s Debts. Buyer is not assuming any of Seller’s debts or liabilities. At or before the date upon which the entire amount is paid as stipulated in Section 4.4 herein above Seller will pay all debts and liabilities that are or may become a lien on the Assets being bought by Buyer and Seller will confirm in an affidavit that Seller has paid all debts and liabilities of the business, including those that are known and those that are in dispute.

7. Closing. At closing, Buyer and Seller will sign the documents specified in this contract and all other documents reasonably needed to transfer the business Assets to Buyer. Buyer will pay Seller the initial payment as required by this contract and Seller will begin transfer of the Assets to Buyer.

8. Documents for Transferring Assets. At closing, Seller will:

8.1 Deliver to Buyer a bill of sale for the tangible Assets being bought, with a warranty of good title.

8.2 Assignment of any contracts that are being transferred to Buyer, with the written consent of the other contracting party, if such consent is required.

8.3 Assignments of all trademarks, patents and copyrights that are part of this purchase.

9. Seller’s Representations. Seller warrants and represents that:

9.1 Seller has good and marketable title to the Assets being sold.

9.2 Seller has given Buyer complete and accurate information, in writing, about the earnings of the business, its Assets and liabilities, and its financial condition.

9.3 Until closing, Seller will not enter into any new contracts or incur any new obligations and will continue to conduct its business in a normal manner.

9.4 These warranties and representations will survive the closing.

10. Buyer’s Representations. Buyer warrants and represents that:

10.1 Buyer has inspected the tangible Assets that Buyer is purchasing and is satisfied with their condition.

10.2 Buyer has given Seller accurate information about Buyer’s financial condition.

10.3 These warranties and representations will survive the closing.

11. Disputes. If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected.

11.1 The parties will share the costs of the mediator equally.

11.2 Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by an arbitrator to be mutually selected.

11.3 Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers’ fees, will be allocated by the arbitrator.

12. Entire Agreement and Amendment. This Agreement embodies the entire understanding of the parties relating to the subject matter hereof and supersedes all prior understandings and Agreements. No modification or amendment of this Agreement shall be valid or binding unless such modification or amendment is in writing and is signed by each of the parties hereto.

13. Successors and Assignees Assignment, Binding Effect. This agreement binds and benefits any and all successors and assignees of the parties.

14. Notices. All notices must be in writing. A notice may be delivered to a party at the address that follows a party’s signature or to a new address that a party designates in writing.

15. Governing Law. This agreement will be governed by and construed in accordance with the laws of the state of California.

16. Counterparts. This agreement may be signed by the parties in different counterparts and the signature pages combined will create a document binding on all parties.

17. Modification. This agreement may be modified only by a written agreement signed by the parties.

18. Waiver. If one party waives any term or provision of this agreement at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.

19. Severability. If any provision of this Agreement or the application thereof is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application, and to this end, the provisions of this Agreement shall be severable.

20. Force Majeure. In the event an act of government, war conditions, fire, flood, labor trouble or act of God prevents either party from performing in accordance with the provisions of this Agreement, such non-performance shall be excused and shall not be considered a breach or default so long as the said condition prevails.

21. Further Assurances. Subject to the terms and conditions herein provided, each of the parties shall use its best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable laws to consummate and make effective the transactions contemplated by this Agreement.

SIGNATURE PAGE FOLLOWS

Dated: May 10th, 2013

By:	/s/ Yury Zhivilo
Yury Zhivilo
Leman Cardiovascular, SA, Shareholder

I consent to the sale of the Assets on the terms and conditions set forth in this purchase agreement.

Dated: May 10th, 2013

By:	/s/ Benedict Broennimann M.D.
Rosewall Ventures Ltd:
Leman Cardiovascular, SA, Shareholder

I consent to the sale of the Assets on the terms and conditions set forth in this purchase agreement.

Dated: May 10th, 2013

By:	/s/ Browston Trading Ltd:
Browston Trading Ltd:
Leman Cardiovascular, SA, Shareholder

Dated: May 10th, 2013

By:	/s/ Norman Jaffe
Norman Jaffe, president